EXHIBIT 99.1

ICU Medical, Inc. Announces Time of Second Quarter 2008 Earnings Call

SAN CLEMENTE, Calif., July 8, 2008 (PRIME NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced the time of its second quarter 2008 earnings release conference call.

The Company will release its second quarter 2008 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday, July 17, 2008. The call can be accessed at 866-831-6291, passcode 98859306 or by replay at 888-286-8010, passcode 36686876. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          Integrated Corporate Relations
          John F. Mills, Managing Director
          (310) 954-1100